Exhibit 10.10

SHAREHOLDERS AGREEMENT

dated as of

July 13, 2007

among

APOLLO GLOBAL MANAGEMENT, LLC,

AP PROFESSIONAL HOLDINGS, L.P.,

BRH HOLDINGS, L.P.,

BLACK FAMILY PARTNERS, L.P.,

MJR FOUNDATION LLC,

LEON D. BLACK,

MARC J. ROWAN

AND

JOSHUA J. HARRIS

-i-

-ii-

SHAREHOLDERS AGREEMENT (the “Agreement”), dated as of July 13, 2007, among Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership (“Holdings” and, collectively with all other Persons (as defined herein) who become parties to this Agreement as “Shareholders” in accordance with the terms of this Agreement, the “Shareholders”), BRH Holdings, L.P., a Cayman Islands exempted limited partnership (“BRH”), Black Family Partners, L.P., a Delaware limited partnership, Leon D. Black (“LB”), MJR Foundation LLC, a New York limited liability company, Marc J. Rowan (“MR”), Joshua J. Harris (“JH”, and together with LB and MR, the “Principals”, and each individually, a “Principal”).

WHEREAS, the Principals and the other members of their respective Groups (as defined herein) own all of the equity interests of (i) BRH, the entity through which the Principals and the other members of their respective Groups own their equity interests in Holdings and (ii) BRH Holdings GP, Ltd., a Cayman Islands exempted company and the general partner of BRH and Holdings (the “Holdings GP”);

WHEREAS, Holdings owns certain Shares of the Company and certain equity interests in the Apollo Operating Group (as defined herein); and

WHEREAS, the Shareholders, the Principals, BRH and the Company desire to address herein certain relationships among themselves, including with respect to the equity interests in the Apollo Operating Group.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

ARTICLE I DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” does not include at any time any direct or indirect Portfolio Companies.

“Agreement” has the meaning set forth in the recitals to this Agreement.

“Agreement Among Principals” means the Agreement Among Principals, dated as of the date hereof, among the Principals and the other parties named therein, as it may be amended, supplemented, restated or otherwise modified from time to time.

“APO Corp.” means APO Corp., a Delaware corporation.

“APO LLC” means APO Asset Co., LLC, a Delaware limited liability company.

“Apollo Group” means (i) Holdings and its Affiliates, including their respective general partners, members and limited partners, (ii) each Principal and such Principal’s Group, (iii) any former or current investment professional of or other employee of an Apollo Service Recipient or the Apollo Operating Group and any member of such Person’s Group, (iv) any former or current executive officer of an Apollo Service Recipient or the Apollo Operating Group and any member of such Person’s Group; and (v) any former or current director of an Apollo Service Recipient or the Apollo Operating Group and any member of such Person’s Group.

“Apollo Operating Group” means (i) Apollo Management Holdings, L.P., a Delaware limited partnership, Apollo Principal Holdings I, L.P., a Delaware limited partnership, Apollo Principal Holdings II, L.P., a Delaware limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, and any successors thereto or other entities formed to serve as holding vehicles for Apollo carry vehicles, management companies or other entities formed to engage in the asset management business (including alternative asset management) and (ii) any such Apollo carry vehicles, management companies or other entities formed to engage in the asset management business (including alternative asset management) and receiving management fees, incentive fees, fees paid by Portfolio Companies, carry or other remuneration which are not Subsidiaries of the Persons described in clause (i), excluding any Funds and any Portfolio Companies.

“Apollo Service Recipient” means the Company (or such successor thereto or such other entity controlled by the Company or its successor as may be the recipient of a senior executive’s services at such time). Service to a Portfolio Company shall not be deemed service as a partner to, or employment by, an Apollo Service Recipient, and Portfolio Companies shall not be considered Apollo Service Recipients.

“Beneficial Owner” means, (i) with respect to a Shareholder, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (A) voting power, which includes the power to vote, or to direct the voting of, such security and/or (B) investment power, which includes the power to dispose, or to direct the disposition of, such security and (ii) with respect to a Restricted Party, a Person who, directly or indirectly, holds a Pecuniary Interest. The terms “Beneficially Own” and “Beneficial Ownership” have correlative meanings.

“Board” means (i) if prior to the consummation of an Initial Offering, the Manager and (ii) if following the consummation of an Initial Offering, the board of directors of the Company or any duly authorized committee thereof.

“BRH” has the meaning set forth in the recitals to this Agreement.

“CS” means Credit Suisse and any of its Affiliates and/or transferees.

“CS Rights Agreement” means the Registration Rights Agreement to be entered into with CS.

“Charitable Institution” means an organization described in Section 501(c)(3) of the Code (or any corresponding provision of a future United States Internal Revenue law) which is exempt from income taxation under § 501(a) thereof.

“Class A Shares” means the Class A Shares of the Company (including Conversion Shares) representing Class A limited liability company interests of the Company and any equity securities issued or issuable in exchange for or with respect to such Class A Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Class B Share” means the Class B Share of the Company representing Class B limited liability company interests of the Company and any equity securities issued or issuable in exchange for or with respect to such Class B Share (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Company” shall have the meaning set forth in the recitals to this Agreement.

“Company Indemnifying Parties” means the Company, APO Corp., APO LLC, and each Person that is a member of the Apollo Operating Group.

“Conversion Shares” means the Class A Shares issued upon conversion of the Notes.

“Demand” has the meaning set forth in Section 5.1(a).

“Demand Registration” has the meaning set forth in Section 5.1(a).

“Disability” shall refer to any physical or mental incapacity which prevents a Principal from carrying out all or substantially all of his duties under his employment agreement with an Apollo Service Recipient in such capacity for any period of one hundred eighty (180) consecutive days or any aggregate period of eight (8) months in any 12-month period, as determined (x) after an Initial Offering, in its sole discretion, by a majority of the members of the Board, including a majority of the Continuing Principals (as defined in the Agreement Among Principals) who are members of the Board (but for the sake of clarity not including the Principal in respect of which the determination is being made), and (y) prior to an Initial Offering, in his or her sole discretion, by a licensed doctor selected by the executive committee of the Holdings GP.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Exchange” means (i) the exchange by Holdings of an Operating Group Unit for a Class A Share pursuant to the Exchange Agreement, and the subsequent sale of such Class A Share, at prevailing market prices for a Class A Share (unless the Person requesting such Exchange is willing to accept a lower price, e.g., to effect a block trade), (ii) a redemption of Operating Group Units initiated by the Company or any of its Subsidiaries, solely upon the Company’s election, in which any limited partner of Holdings elects to participate, (iii) a sale by Holdings of Operating Group Units, or (iv) at the option of the Holdings GP, in the event of a Pro Rata Exchange or a request by a limited partner of Holdings for a Non-Pro Rata Exchange, an In-Kind Exchange Distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder. A reference to an “Exchange Act Rule” means such rule or regulation of the SEC under the Exchange Act, as in effect from time to time or as replaced by a successor rule thereto.

“Exchange Agreement” means the Exchange Agreement, dated as of the date hereof, among the Company, APO Corp., APO LLC, Holdings and the other parties thereto.

“Form S-3” has the meaning set forth in Section 5.3.

“Free Writing Prospectus” has the meaning set forth in Section 5.6(a)(iii).

“Fund” means any pooled investment vehicle or similar entity sponsored or managed by the Company or any of its Subsidiaries.

“Governmental Entity” means any Federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body).

“Group” shall mean with respect to any Person, such Person’s and (i) such Person’s spouse, (ii) a lineal descendant of such Person’s parents, the spouse of any such descendant or a lineal descendent of any such spouse, (iii) a Charitable Institution controlled solely by such Person or other member of his Group, (iv) a trustee of a trust (whether inter vivos or testamentary), all of the current beneficiaries and presumptive remaindermen of which are one or more of such Persons described in clauses (i) through (iii) of this definition, (v) a corporation, limited liability company or partnership, of which all of the outstanding shares of capital stock or interests therein are owned by one or more of such Persons described in clauses (i) through (iv) of this definition, (vi) an individual mandated under a qualified domestic relations order, or (vii) a legal or personal representative of such Person in the event of his death or Disability. For purposes of this definition, (x) “lineal descendants” shall not include individuals adopted after attaining the age of eighteen (18) years and such adopted Person’s descendants; and (y) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate. No Principal shall ever be a member of the Group of another Principal or a senior executive, and no senior executive shall ever be a member of the Group of another senior executive or a Principal. Each Transferor (as defined in each Roll-up Agreement) that is a party to a Roll-up Agreement with a senior executive, and each other Person listed on Annex A to such Roll-up Agreement as a member of the “Group” of such senior executive pursuant to such Roll-up Agreement shall also constitute a member of the Group of such senior executive hereunder.

“Holdings” has the meaning set forth in the recitals to this Agreement.

“Holdings GP” has the meaning set forth in the recitals to this Agreement.

“In-Kind Exchange Distribution” means a Non-Pro Rata Exchange accomplished by the distribution of Operating Group Units to the limited partner of Holdings directing such Non-Pro Rata Exchange.

“Indemnifiable Percentage” means, with respect to each Other Professional, the percentage set forth opposite such Other Professional’s name on Schedule I attached hereto.

“Initial Offering” means the earlier to occur of (i) an IPO or (ii) a Private Placement.

“Inspectors” has the meaning set forth in Section 5.6(a)(viii).

“Investment” shall mean any investment (or similar term describing the results of the deployment of capital) as defined in the governing document of any Fund managed (directly or indirectly) by a member of the Apollo Operating Group.

“Investors” means any holders of Notes and/or Conversion Shares.

“IPO” means the earlier of (i) the consummation of an underwritten public offering of Class A Shares pursuant to an effective registration statement (other than on Forms S-4 or S-8 or successors and/or equivalents to such forms), with the Shares sold representing at least 10% of the then outstanding Class A Shares of the Company (to be determined assuming that all outstanding Operating Group Units have been exchanged for Class A Shares pursuant to the Exchange Agreement) and (ii) the effectiveness of the shelf registration statement to be filed by the Company in respect of the Class A Shares to be sold in the Private Placement; provided, that in the case of clauses (i) and (ii) above, such registration statement is to be filed by the Company with the SEC or (in connection with a listing on the London Stock Exchange) with the Financial Services Authority of the United Kingdom.

“Lender Rights Agreement” means the Lender Rights Agreement, dated as of the date hereof, by and among the Company, APOC Holdings Ltd., a Cayman Islands exempted company, the California Public Employees’ Retirement System and the other parties thereto, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Losses” has the meaning set forth in Section 5.8(a).

“Manager” means AGM Management, LLC, a Delaware limited liability company and the manager of the Company.

“Non-Pro Rata Exchange” means an Exchange the proceeds of which (including in the case of an In-Kind Exchange Distribution, the Operating Group Units) will be distributed to (or otherwise benefit) the limited partners of Holdings in any manner other than a Pro Rata Exchange.

“Notes” has the meaning ascribed to such term in the Strategic Agreement.

“Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Operating Group Units” refers to units in the Apollo Operating Group, which represent one limited partnership interest in each of the limited partnerships that comprise the Apollo Operating Group and any securities issued or issuable in exchange for or with respect to such Operating Group Units (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Other Demanding Sellers” has the meaning set forth in Section 5.2(b).

“Other Professional” means each of the Persons set forth on Schedule I attached hereto and any members of a Group of such Persons who is a “Permitted Transferee” under the Roll-up Agreement of such Person.

“Other Proposed Sellers” has the meaning set forth in Section 5.2(b).

“Pecuniary Interest” means with respect to the Operating Group Units (and all securities into which such Operating Group Units are exchanged therefor) held by a Restricted Party, the number of Operating Group Units (and all securities into which such Operating Group Units are exchanged therefor) that would be distributable to a Principal and his Group, assuming that BRH, Holdings and any other Person that holds Operating Group Units, securities into which such Operating Group Units are exchanged therefor, and such other securities in which BRH has a direct or indirect interest, were liquidated and BRH, Holdings and such other Person distributed their respective assets in accordance with their respective governing agreements.

“Permitted Transferee” means, with respect to any Restricted Party, any member of his Group or any other Restricted Party.

“Person” shall be construed broadly and includes any individual, corporation, firm, partnership, limited liability company, joint venture, estate, business, association, trust, Governmental Entity or other entity.

“Piggyback Notice” has the meaning set forth in Section 5.2(a).

“Piggyback Registration” has the meaning set forth in Section 5.2(a).

“Piggyback Seller” has the meaning set forth in Section 5.2(a).

“Principal” and “Principals” each have the meaning set forth in the recitals to this Agreement.

“Private Placement” means a private placement of Shares by the Company pursuant to Rule 144A, Regulation D and Regulation S under the Securities Act, in an offering (i) to at least 15 purchasers and (ii) that requires the Company to file with the SEC a shelf registration statement permitting registered resales of the Company’s Shares, with the Shares sold representing at least 10% of the outstanding Class A Shares of the Company (to be determined assuming that all outstanding Operating Group Units have been exchanged for Class A Shares pursuant to the Exchange Agreement).

“Proceeding” has the meaning set forth in Section 8.7.

“Pro Rata Exchange” means an Exchange in which all the limited partners of Holdings participate and transfer a number of Operating Group Units in proportion to their respective ownership percentages of Holdings.

“Quarterly Exchange Date” has the meaning ascribed to such term in the Exchange Agreement.

“Records” has the meaning set forth in Section 5.6(a)(viii).

“Registrable Amount” means a number of Registrable Securities representing at least the lesser of (i) 2.5% of the Total Voting Power of the Company then outstanding and (ii) $10 million (such value shall be determined based on the value of such Registrable Securities on the date immediately preceding the date upon which the Demand or Shelf Notice, as applicable, has been received by the Company).

“Registrable Securities” means any Class A Shares currently owned or hereafter acquired by any Shareholder, including pursuant to an Exchange. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities have been sold or otherwise transferred by the holder thereof pursuant to an effective registration statement or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.

“Requesting Shareholder” has the meaning set forth in Section 5.1(a).

“Restricted Party” means any Principal and members of such Principal’s Group.

“Roll-up Agreements” mean the several Roll-up Agreements, each dated as of the date hereof, among Holdings, BRH, the Company, APO LLC, APO Corp., and a senior executive of Apollo or one of its Subsidiaries and/or with members of such senior executive’s Group.

“Sale of the Company” a sale by the one or more Restricted Parties in one or a series of related transactions resulting in the Restricted Parties owning or controlling, directly or indirectly, less than 50.1% of the economic or voting interests in the Company or the Apollo Operating Group, or any other Person shall exercise control over the Company or the Apollo Operating Group by contract.

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Selected Courts” has the meaning set forth in Section 8.7.

“Selling Shareholders” means the Persons named as selling shareholders in any registration statement under Article V hereof and who is the Beneficial Owner of Registrable Securities being offered thereunder.

“Shareholder” has the meaning set forth in the recitals.

“Shares” means, collectively, the outstanding Class A Shares (as equitably adjusted to reflect any split, combination, reorganization, recapitalization, reclassification or other similar event involving the Class A Shares).

“Shelf Notice” has the meaning set forth in Section 5.3.

“Shelf Registration Statement” has the meaning set forth in Section 5.3.

“Strategic Agreement” means the Strategic Agreement, dated as of the date hereof, by and among Apollo, APOC Holdings Ltd., a Cayman Islands exempted company, the California Public Employees’ Retirement System and the other parties thereto.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person. For purposes of this definition, the term “controlled” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise. The term “Subsidiary” does not include at any time any Funds or Portfolio Companies.

“Suspension Period” has the meaning set forth in Section 5.3(d).

“Total Voting Power of the Company” means the total number of votes that may be cast in the election of directors of the Company if all Voting Securities outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of the Company

Beneficially Owned by any Person is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Company represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Company represented by Voting Securities Beneficially Owned by any other Person.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Voting Securities” means the Class A Shares, the Class B Share and any other securities of the Company entitled to vote generally in the election of directors of the Company.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

Section 1.2 Interpretation. In this Agreement, unless the context otherwise requires:

(a) words importing the singular include the plural and vice versa;

(b) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(c) a reference to a clause, party, annex, exhibit or schedule is a reference to a clause of, and a party, annex, exhibit and schedule to this Agreement, and a reference to this Agreement includes any annex, exhibit and schedule hereto;

(d) a reference to a statute, regulations, proclamation, ordinance or by-law includes all statues, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Entity with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under the statute;

(e) a reference to a document includes all amendments or supplements to, or replacements or novations of that document;

(f) a reference to a party to a document includes that party’s successors, permitted transferees and permitted assigns;

(g) the use of the term “including” means “including, without limitation”;

(h) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole, including the annexes, schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement;

(i) the title of and the section and paragraph headings used in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions in this Agreement;

(j) where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates;

(k) the language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party; and

(l) unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one month following February 18 is March 18, and one month following March 31 is May 1 (or in the case of January 29, 30 or 31, the following month shall be March 1)).

ARTICLE II

TRANSFER AND OWNERSHIP RESTRICTIONS

Section 2.1 Transfer Restrictions - Shareholders.

(a) Each Shareholder may transfer all or any portion of its Shares at any time, and from time to time, subject to this Article II.

(b) The Company shall not be obligated to register any proposed transfer of any Shares by any Shareholder, on the stock transfer books of the Company, until the Company shall have received: (i) an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer is in compliance with the Securities Act or any such other applicable laws and/or representation letters in form and substance reasonably satisfactory to the Company, in each case to the extent necessary to ensure compliance with the provisions of the Securities Act and any other applicable laws (provided, that no such opinion will be necessary for transfers pursuant to a registered offering or the Private Placement); and (ii) if the proposed transferee is not a “Shareholder” under this Agreement, a joinder to this Agreement and the Operating Agreement, executed by the proposed transferee and in form and substance reasonably acceptable to the Company, in which such proposed transferee agrees to be bound by the terms of this Agreement and the Operating Agreement; provided, that, without limiting, and subject to, the terms of the Operating Agreement, Shares acquired in a transaction that is consummated in accordance with Rule 144, a Private Placement approved by the Company, or a registered public offering shall not be subject to the terms of this Section 2.1.

Section 2.2 Transfer Restrictions - Restricted Parties.

(a) No Restricted Party may, directly or indirectly, voluntarily effect cumulative transfers of his Pecuniary Interests representing more than (the percentages set forth in this Section 2.2(a), in each case, shall be determined based on the aggregate amount of Pecuniary Interests held by such Restricted Party as of the date hereof and as adjusted pursuant to Section 2.2(d)):

(i) 0% of his Pecuniary Interests at any time prior to the second anniversary of the closing date of the IPO;

(ii) 7.5% of his Pecuniary Interests at any time after the second anniversary and prior to the third anniversary of the closing date of the IPO;

(iii) 15% of his Pecuniary Interests at any time after the third anniversary and prior to the fourth anniversary of the closing date of the IPO;

(iv) 22.5% of his Pecuniary Interests at any time after the fourth anniversary and prior to the fifth anniversary of the closing date of the IPO;

(v) 30% of his Pecuniary Interests at any time after the fifth anniversary and prior to the sixth anniversary of the closing date of the IPO; and

(vi) 100% of his Pecuniary Interests at any time after the sixth anniversary of the closing date of the IPO.

Notwithstanding anything contained to the contrary in this Section 2.2(a), any Restricted Party may transfer any of his Pecuniary Interests: (x) to any Permitted Transferee or (y) in connection with a Sale of the Company. Any transfers consummated permitted pursuant to the preceding sentence shall not count for purposes of calculating whether the total amount of Pecuniary Interests transferred by a Restricted Party is below the percentage thresholds set forth in clauses (i) through (vi) above.

(b) Any Restricted Party may, at any time, assign all or any portion of his rights to transfer a percentage of his Pecuniary Interests pursuant to Section 2.2(a) to any other Restricted Party; provided, however, that any assignee of such rights shall not be relieved of his status as a “Restricted Party” under this Agreement with respect to such assignment.

(c) No Restricted Party shall be deemed to be in violation of this Section 2.2 solely as a result of any exchange directed by such Restricted Party of any of the Operating Group Units which it owns or in which it has a Pecuniary Interest for Class A Shares received in such exchange.

(d) To the extent a Restricted Party receives Pecuniary Interests pursuant to the forfeiture provisions of Section 4.1 and 4.2 of the Agreement Among Principals, such forfeited Pecuniary Interests will be deemed to be Pecuniary Interests of such Restricted Party for all purposes of this Section 2.2.

(e) Notwithstanding anything to the contrary contained in this Section 2.2, a Restricted Party that receives Pecuniary Interests pursuant to the forfeiture provisions of Sections 4.1 and 4.2 of the Agreement Among Principals is permitted to sell, in addition to the Pecuniary Interests he is otherwise entitled to sell pursuant to this Section 2.2, up to that amount of forfeited Pecuniary Interests that would provide such Restricted Party with aggregate sales proceeds equal to the amount of taxes that such Restricted Party will be required to pay as a result of the receipt of such forfeited Pecuniary Interests, calculated based on the maximum combined U.S. federal, New York State and New York City tax rate applicable to individuals.

(f) Each Principal and his Group shall comply with the provisions of Sections 4.1, 4.2 and 5.1 (“drags and tags” and “Sale of the Company”) of the Lender Rights Agreement and Sections 3.6 and 5.2 (“tags and drags”) of each Roll-up Agreement.

Section 2.3 Ownership Restrictions. Prior to the fifth anniversary of the date hereof, (i) no Restricted Party may participate (other than through his ownership of Operating Group Units or Class A Shares) in the carried interest, incentive fees or management fees of any future Funds and (ii) no Restricted Party shall be issued additional Operating Group Units (other than pursuant to the forfeiture provisions of Section 4.1 and 4.2 of the Agreement Among Principals); provided, however, that a Restricted Party may purchase outstanding Operating Group Units or Class A Shares to the extent not otherwise prohibited by any other agreement to which such Restricted Party is a party.

Section 2.4 Adjustments. In the event of: any reclassification, recapitalization, stock split or reverse stock split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Class A Shares; or any similar extraordinary transaction, in each case, that affects the AOG Units, the Manager or the Board, as the case may be, shall equitably and proportionately adjust the AOG Units to the extent necessary to preserve (but not increase) each such holder’s rights with respect to such AOG Units immediately prior to such transaction or event. Any good faith determination by the Manager or the Board, as the case may be, as to whether an adjustment is required in the circumstances pursuant to this Section 2.4, and the extent and nature of any such adjustment, shall be conclusive and binding on all Persons.

ARTICLE III

BOARD REPRESENTATION

Section 3.1 Nominees. Following consummation of an Initial Offering and for so long as the Apollo Group Beneficially Owns Voting Securities representing more than 10% of the Total Voting Power of the Company, the Board shall nominate individuals designated by the Manager such that the Manager will have a majority of the designees on the Board.

Section 3.2 Vacancies. In the event that any designee of the Manager under Section 3.1 shall for any reason cease to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by an individual designated by the Manager.

ARTICLE IV

TERMINATION

Section 4.1 Term. This Agreement shall automatically terminate upon the earlier of (a) July 13, 2050 and (b) the date on which the Apollo Group no longer Beneficially Owns Shares representing at least 1% of the Total Voting Power of the Company.

Section 4.2 Survival. If this Agreement is terminated pursuant to Section 4.1, this Agreement shall become void and of no further force and effect, except for the provisions set forth in Section 5.8, Section 7.1, Section 7.2 and Article VIII.

ARTICLE V

REGISTRATION RIGHTS

Section 5.1 Demand Registration.

(a) At any time after the six month anniversary of the IPO, one or more Shareholders (each a “Requesting Shareholder”) shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of an amount of Registrable Securities that, in the aggregate taking into account all of the Requesting Shareholders, equals or is greater than the Registrable Amount (based on the number of Registrable Securities outstanding on the date such Demand is made) (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 5.1(b); and

(iii) all equity securities of the Company which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 5.1, but subject to Section 5.1(h);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Shares, if any, to be so registered.

(b) Each Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Shareholder (or Requesting Shareholders). Each Requesting Shareholder shall make such Demand at least seventy-five (75) days prior to such Quarterly Exchange Date in which such Requesting Shareholder expects to request an Exchange to obtain the Registrable Securities to be sold in such registration. Within five business days after receipt of a Demand, the Company shall give written notice of such Demand to all other Shareholders. Subject to Section 5.1(h), the Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten days after the Company’s notice required by this paragraph has been given, or, to the extent practicable, within such longer period of time specified by the Company sufficient to comply with the notice requirements under the Exchange Agreement for any Shareholder who must effect an Exchange prior to such registration. Such written request shall comply with the requirements of a Demand as set forth in this Section 5.1(b).

(c) Each of the Shareholders shall be entitled to an unlimited number of Demand Registrations.

(d) Demand Registrations shall be on (i) Form S-1 or any similar long-form registration, (ii) Form S-3 or any similar short form registration, if such short form registration is then available to the Company, or (iii) Form S-3ASR if the Company is, at the time a Demand is made, a Well-Known Seasoned Issuer, in each case, reasonably acceptable to the Requesting Shareholders holding a majority of the Registrable Securities included in the applicable Demand Registration.

(e) The Company shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 90 days or (ii) effect any Demand Registration (A) within six months of the effective date of a registration statement with respect to a “firm commitment” Underwritten Offering in which all Piggyback Sellers were given “piggyback” rights pursuant to Section 5.2 (subject to Section 5.1(f)) and at least 50% of the number of Registrable Securities requested by such Piggyback Sellers to be included in such Demand Registration were included, (B) within four months of the effective date of a registration statement with respect to any other Demand Registration or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements, provided that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable. In addition, the Company shall be entitled to postpone (upon written notice to all Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice in any period of 12 consecutive months and in no event for more than an aggregate of 120 days in any 365 consecutive day period) if the Board determines in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential.

(f) The Company shall not include any securities other than Registrable Securities in a Demand Registration, except securities held by the Investors pursuant to the Lender Rights Agreement, CS pursuant to the CS Rights Agreement, any shareholders who acquire shares after the date hereof and whom the Company gives pari passu rights, or with the written consent of Shareholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, the lead bookrunning underwriters (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by the Company and reasonably acceptable to Shareholders holding a majority of the Registrable Securities included in such Demand Registration, and whose fees and expenses shall be borne solely by the Company) advise the Company, in writing, that, in their reasonable opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is reasonably advised by such underwriters or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Class A Shares requested to be included in such Demand Registration by any Shareholders, any Investors and CS, which, in the opinion of the underwriter or investment bank can be sold without adversely affecting the marketability of the offering, pro rata among such Shareholders, Investors and CS based upon the number of Class A Shares deemed to be owned by such Persons (with any Class A Shares that are subject to restrictions on transfer pursuant to Section 2.2 hereof, Section 7.2 of the Lender Rights Agreement, or Section 4.3 of any Roll-up Agreement, being deemed as not owned by a Shareholder, an Investor, or CS, and any Class A Shares being issuable in connection with an Exchange and any non-voting Class A Common Shares issuable upon conversion of the Notes being deemed to be owned by the holder thereof); (ii) second, securities the Company proposes to sell; and (iii) third, all other equity securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Company.

(g) Any time that a Demand Registration involves an Underwritten Offering, the Company shall (i) select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, and (ii) enter into an underwriting agreement that is reasonably acceptable to the Shareholders holding a majority of the Registrable Securities requested to be included in the Demand Registration and the Company, with such agreement containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.

(h) In connection with any Underwritten Offering under this Section 5.1, the Company shall not be required to include the Registrable Securities of a Shareholder in the Underwritten Offering unless such Shareholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, in accordance with the terms hereof.

(i) All rights of the Shareholders under this Section 5.1 shall be subject to the restrictions of Section 2.2.

Section 5.2 Piggyback Registration.

(a) Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration by the Company on a registration statement on Form S-4 or a registration statement on Form S-8 or any successor forms thereto and excluding any resale shelf registration statement that the Company agrees to file in connection with the Private Placement) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give each Shareholder, prompt written notice thereof (but not less than ten business days prior to the filing by the Company with the SEC of any registration statement with respect thereto, and, to the extent practicable, with sufficient time in order to comply with the notice requirements under the Exchange Agreement if such Shareholder must effect an Exchange prior to such registration). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a reasonable estimate by the Company of the proposed minimum offering price of such equity securities. Upon the written request of any Person that on the date of the Piggyback Notice is a Shareholder or such other Person who has given notice of their intent to effect an Exchange pursuant to the notice requirements under the Exchange Agreement (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller) given within ten days after such Piggyback Notice is received by such Piggyback Seller, the Company, subject to the terms and conditions of this Agreement, shall use its commercially reasonable efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s equity securities being sold in such Piggyback Registration.

(b) If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by the Company and reasonably acceptable to the Shareholders holding a majority of the Registrable Securities included in such Piggyback

Registration, and whose fees and expenses shall be borne solely by the Company) advises the Company in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers, the Investors, and CS and (iv) any other proposed sellers of equity securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company for its own account, (B) second, Class A Shares requested to be included in such Piggyback Registration by any Other Demanding Sellers, any Piggyback Sellers, any Investors, and CS, pro rata among such Other Demanding Sellers, Piggyback Sellers, Investors and CS based upon the number of shares of Class A Shares deemed to be owned by such Persons (with any Class A Shares that are subject to restrictions on transfer pursuant to Section 2.2 hereof, Section 7.2 of the Lender Rights Agreement, or Section 4.3 of any Roll-up Agreement being deemed as not owned by a Shareholder, Investor or CS, and any Class A Shares being issuable in connection with an Exchange or upon conversion of non-voting Class A Shares being deemed to be owned by the holder thereof) and (C) third, other equity securities of the Company proposed to be sold by any Other Proposed Sellers (excluding the Investors and CS); or

(ii) if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, Class A Shares requested to be included in such Piggyback Registration by any Other Demanding Sellers, any Piggyback Sellers and any Investors, pro rata among such Other Demanding Sellers, Piggyback Sellers, the Investors, and CS based upon the number of shares of Class A Shares deemed to be owned by such Persons (with any Class A Shares that are subject to restrictions on transfer pursuant to Section 2.2 hereof, Section 7.2 of the Lender Rights Agreement, or Section 4.3 of any Roll-up Agreement being deemed as not owned by a Shareholder, Investor, or CS and any Class A Shares being issuable in connection with an Exchange or upon conversion of non-voting Class A Shares being deemed to be owned by the holder thereof), and (B) second, the other equity securities of the Company proposed to be sold by any Other Proposed Sellers (excluding the Investors and CS) or to be sold by the Company as determined by the Company.

(c) In connection with any Underwritten Offering under this Section 5.2, the Company shall not be required to include the Registrable Securities of a Shareholder in the Underwritten Offering unless such Shareholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company in accordance with the terms of hereof.

(d) If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 5.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine, at its election, for any reason not to register such equity securities, the Company may give written notice of such determination to each Shareholder within five days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 5.1.

(e) All rights of the Shareholders under this Section 5.2 shall be subject to the restrictions of Section 2.2.

Section 5.3 Shelf Registration.

(a) At any time after the six month anniversary of the IPO, subject to Section 5.3(d), and further subject to the availability of a Registration Statement on Form S-3 or on any other form which permits incorporation of substantial information by reference to other documents filed by the issuer with the SEC (“Form S-3”) to the Company, any of the Shareholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as practicable (but no later than 60 days after the date the Shelf Notice is delivered), and to use reasonable efforts to cause to be declared effective by the SEC within 90 days after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of a number of Registrable Securities that is equal to or greater than the Registrable Amount (based on the number of Registrable Securities outstanding on the date such notice is delivered) owned by such Shareholders and any other Shareholders who elect to participate therein as provided in Section 5.3(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”).

(b) A Shareholder that delivers a Shelf Notice to the Company shall do so at least seventy-five (75) days prior to such Quarterly Exchange Date in which such Shareholder expects to request an Exchange to obtain the Registrable Securities to be sold in such registration. Within five business days after receipt of a Shelf Notice pursuant to Section 5.3, the Company will deliver written notice thereof to each Shareholder. Each Piggyback Seller may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate within ten days after the Shelf Notice is received by any such Piggyback Seller, or, to the extent practicable, within such longer period of time specified by the Company sufficient to comply with the notice requirements under the Exchange Agreement for any Shareholder who must effect an Exchange prior to such registration.

(c) Subject to Section 5.3(d), the Company will use reasonable efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) two years after the Shelf Registration Statement has been declared effective; and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled to suspend the use of the prospectus included in the Shelf Registration Statement, filed in accordance with Section 5.3, for a reasonable period of time not to exceed 90 days in succession or 180 days in the aggregate in any 12 month period (a “Suspension Period”) if the Company shall determine in its reasonable judgment that (A) it is not feasible for the Shareholder to use the prospectus for the sale of Registrable Securities because of the unavailability of audited or other required financial statements, provided that the Company shall use its reasonable efforts to obtain such financial statements as promptly as practicable, or (B) the filing or effectiveness of the prospectus relating to the Shelf Registration Statement would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential; provided, however, that any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Shareholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) All rights of the Shareholders under this Section 5.3(e) shall be subject to the restrictions of Section 2.2.

(f) The Shareholders shall be entitled to demand such number of shelf registrations as shall be necessary to sell all of its Registrable Securities pursuant to this Section 5.3.

Section 5.4 Withdrawal Rights.

Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Shareholder seeking to register Registrable Securities notice to such effect and, within ten days following the mailing of such notice, such Shareholders still seeking registration shall, by written notice to the Company, elect to register additional

Registrable Securities, when taken together with elections to register Registrable Securities by their Permitted Transferees, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. If a Shareholder withdraws its notification or direction to the Company to include Registrable Securities in a registration statement in accordance with this Section 5.4 with respect to a sufficient number of shares so as to reduce the number of Registrable Securities requested to be included in such registration statement below the Registrable Amount, such Shareholder shall be required to promptly reimburse the Company for all expenses incurred by the Company in connection with preparing for the registration of such Registrable Securities.

Section 5.5 Holdback Agreements.

Each Shareholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by the Company (which shall not exceed 90 days) with respect to the IPO, any Demand Registration or any Piggyback Registration (in each case, except as part of such registration or to members of such Shareholder’s Group), or, in each case, during any time period (which shall not exceed 180 days) required by any underwriting agreement with respect thereto.

Section 5.6 Registration Procedures.

(a) If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 5.1, Section 5.2, and Section 5.3 the Company shall as expeditiously as reasonably possible:

(i) prepare and file with the SEC a registration statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement and cause such registration statement to contain a “Plan of Distribution” that permits the distribution of securities pursuant to all legal means; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement, prospectus or any amendments thereto, the Company will furnish to the counsel selected by the Shareholders which are including Registrable Securities in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 5.1, the expiration of 90 days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 5.2, the expiration of 90 days after such registration statement becomes effective or (iii) in the case of a shelf registration pursuant to Section 5.3, the expiration of two year after such registration statement becomes effective;

(iii) furnish to each Selling Shareholder and each underwriter, if any, of the securities being sold by such Selling Shareholder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholder;

(iv) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Shareholder and any underwriter of the securities being sold by such Selling Shareholder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Shareholder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholder, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign limited liability company in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(v) use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market;

(vi) use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities as may be necessary to enable each Selling Shareholder thereof to consummate the disposition of such Registrable Securities;

(vii) in connection with an Underwritten Offering, obtain for each Selling Shareholder and underwriter:

(A) an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Shareholder and underwriters, and

(B) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement;

(viii) promptly make available for inspection by any Selling Shareholder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such registration statement, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Selling Shareholder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(ix) promptly notify in writing each Selling Shareholder and the underwriters, if any, of the following events:

(A) the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B) any request by the SEC or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information;

(C) the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

(D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(x) notify each Selling Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi) use commercially reasonable efforts to prevent the issuance of and, if issued, obtain the withdrawal of any order suspending the effectiveness of such registration statement or any suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction;

(xii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to each Selling Shareholder, as soon as reasonably practicable, an earning statement of the Company covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii) cooperate with the Selling Shareholders and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates, or, if requested by a Selling Shareholder or an underwriter, to facilitate the delivery of such securities in book-entry form;

(xiv) have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, that such presentations, meetings, actions and efforts do not cause unreasonable disruption to the management of the Company’s business;

(xv) with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Shareholders holding the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the prior reasonable review of the Selling Shareholders and their counsel;

(xvi) (A) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filings of all prospectuses and Free Writing Prospectuses with the SEC and (B) after the consummation of the IPO, within the deadlines specified by the Exchange Act, make all filings of periodic and current reports and other materials required by the Exchange Act;

(xvii) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any registration statement or prospectus used under this Agreement (and any offering covered thereby);

(xviii) as expeditiously as practicable, keep the Selling Shareholders and their counsel advised as to the initiation and progress of any registration hereunder;

(xix) cooperate with each Selling Shareholder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(xx) furnish the Selling Shareholders, their counsel and the underwriters, as expeditiously as possible, copies of all correspondence with or from the SEC, the NASD, any stock exchange or other self-regulatory organization relating to the registration statement or the transactions contemplated thereby and, a reasonable time prior to furnishing or filing any such correspondence to the SEC, the NASD, stock exchange or self-regulatory organization, furnish drafts of such correspondence to the Selling Shareholders, their counsel, and the underwriters for review and comment, such review and comment to be conducted with reasonable promptness; and

(xxi) to take all other reasonable steps necessary to effect the registration and disposition of the Registrable Securities contemplated hereby.

(b) The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.

(c) Without limiting the terms of Section 5.1(a), in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company, if requested by the underwriter, shall enter into an underwriting agreement with a managing underwriter or underwriters in connection with such offering containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.

(d) Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 5.6(a)(ix)(C), 5.6(a)(ix)(D), or 5.6(a)(x), such Selling Shareholder shall forthwith discontinue (in the case of Section 5.6(a)(ix)(D), only in the relevant jurisdiction set forth in such notice) such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.6(a)(x) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Shareholder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 90 day or two year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 5.6(a)(ix) or (x) to the date when all such Selling Shareholders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

Section 5.7 Registration Expenses. All expenses incident to the Company’s performance of, or compliance with, its obligations under Article V of this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, reasonable and customary fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the by-laws of the NASD), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and reasonable and customary fees and expenses of one firm of counsel to the Selling Shareholders (which firm shall be selected by the Selling Shareholders that hold a majority of the Registrable Securities included in such registration) (collectively, the “Registration Expenses”) shall be borne by the Company, regardless of whether a registration is effected. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

Section 5.8 Registration Indemnification.

(a) By the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder, each Apollo Group member and each of their respective Affiliates and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder, such Apollo Group member or such other Person indemnified under this Section 5.8(a) from and against all losses, claims, damages, liabilities and expenses, whether joint or several (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”), to which they are or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law (including any applicable “blue sky” laws), rule or regulation, at common law or otherwise, insofar as such Losses arise out of, are based upon, are caused by or relate to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus, offering circular, offering memorandum or Disclosure Package (including the Free Writing Prospectus) or any amendment or supplement thereto or any filing or document incidental to such registration or qualification of the securities as required by this Agreement, or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, except that no Person indemnified shall be indemnified hereunder insofar as the same are made in conformity with and in reliance on information furnished in writing to the Company by such Person concerning such Person expressly for use therein. Such indemnification obligation shall be in addition to any liability that the Company may otherwise have to any such indemnified person. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other Person indemnified under this Section 5.8(a) to the same extent as provided above with respect to the indemnification (and exceptions thereto) of Selling Shareholders. Reimbursements payable pursuant to the indemnification contemplated by this Section 5.8(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b) By the Selling Shareholders. In connection with any registration statement in which a Shareholder is participating, each such Selling Shareholder will cause such member of the Apollo Group participating in the registration statement to furnish to the

Company in writing information regarding such Person’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its Affiliates and their respective directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other Person indemnified under this Section 5.8(b) against all Losses caused by any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in conformity with and in reliance on information furnished in writing by such Person concerning such Person expressly for use therein; provided, however, that each Selling Shareholder’s obligation to indemnify the Company hereunder shall, to the extent more than one Person is subject to the same indemnification obligation, be apportioned between each Person based upon the net amount received by each Person from the sale of Registrable Securities, as compared to the total net amount received by all of the indemnifying Persons pursuant to such registration statement. Notwithstanding the foregoing, no Person shall be liable to the Company and the underwriters for aggregate amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder in the offering giving rise to such liability.

(c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

(d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, (ii) counsel to the indemnifying party has informed the indemnifying party that the joint representation of the indemnifying party and one or more indemnified parties could be inappropriate under applicable standards of professional conduct, or (iii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in any such event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (such consent not to be unreasonably withheld). The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party).

(e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f) Contribution. If recovery is not available or is insufficient under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

Section 5.9 Request for Information; Certain Rights.

(a) Request for Information. Not less than five business days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Shareholder who has timely provided the requisite notice hereunder entitling the Shareholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Shareholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). Such Shareholder shall promptly return the Requested Information to the Company. If the Company has not received the Requested Information (or a written assurance from such Shareholder that the Requested Information that cannot practicably be provided prior to filing of the registration statement will be provided in a timely fashion) from such Shareholder within a reasonable period of time (as determined by the Company) prior to the filing of the applicable Registration Statement, the Company may file such Registration Statement without including Registrable Securities of such Shareholder. The failure to so include in any registration statement the Registrable Securities of a Shareholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Shareholder.

(b) No Grant of Future Registration Rights. The Company shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to the rights granted to the Shareholders hereunder to any other Person without the prior written consent of Shareholders holding a majority of the Registrable Securities held by all Shareholders; provided, however, that nothing herein shall preclude the Company from granting registration rights to any Person that are pari passu with those of the (i) Shareholders hereunder, (ii) Investors pursuant to the Lender Rights Agreement or (iii) CS pursuant to the CS Rights Agreement.

(c) Alternative Markets. In the event that a trading market for the Company’s Class A Shares develops that does not require that the Class A Shares be registered under Section 12 of the Exchange Act (e.g. outside the United States or through a Rule 144A trading market), the Company agrees to provide alternative liquidity provisions to the Shareholders that would be the functional equivalent of this Article V, including the provision of offering documents, the entering into of placement and/or listing agreements and the functional equivalent of the other terms of this Article V and with the functional equivalent of the division of liabilities and expenses as provided in this Article V.

(d) Rights of Principals. In connection with any registration rights provided in this Article V, each Principal, through Holdings and BRH, will have equal rights to direct the Company to use its commercially reasonable efforts to effect the registration under the Securities Act of Class A Shares. Any underwriter cutbacks affecting the Class A Shares held by Holdings or BRH shall be borne among the Principals or their respective Groups as provided in the Agreement Among Principals.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of Each Shareholder.

(a) Each Shareholder and each Restricted Party (that is not a natural person) represents and warrants to the Company that (a) this Agreement has been duly authorized, executed and delivered by such Shareholder or such Restricted Party, as applicable, and is a valid and binding agreement of such Shareholder or such Restricted Party, as applicable, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (v) the execution, delivery and performance by such Shareholder or such Restricted Party, as applicable, of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Shareholder or such Restricted Party, as applicable, is a party or, the organizational documents of such Shareholder or such Restricted Party, as applicable.

(b) Each Shareholder and each Restricted Party (that is a natural person) represents and warrants to the Company that this Agreement has been duly executed and delivered by such Shareholder or such Restricted Party, as applicable, and is a valid and binding agreement of such Shareholder or such Restricted Party, as applicable, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

Section 6.2 Representations and Warranties of the Company. The Company represents and warrants to each Shareholder and to each Restricted Party that (a) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and (b) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under its Certificate of Formation or Operating Agreement, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Indemnification of Principals. The Company Indemnifying Parties hereby agree to indemnify, jointly and severally, to the fullest extent permitted by law, each Principal (and each member of such Principal’s Group) for all amounts (including all costs and expenses incurred or paid by such Principal that relate to investigating the basis for, or objecting to any claims made in respect of, such Principal’s guaranties) that such Principal is required to pay pursuant to such Principal’s personal guaranties of the obligations of a general partner of any Fund to repay incentive income received by the Company or any of its Affiliates, whether received before or after the date hereof, in the event certain specified return thresholds are not ultimately achieved by such Fund. The Company shall advance to the Principals any amount payable pursuant to this Section 7.1; provided, that if the Principal pays any such amount directly, the Company shall reimburse each Principal for such amount paid by such Principal within two business days of receiving reasonable evidence from such Principal that he has paid any amount that is covered by the indemnification set forth in this Section 7.1.

Section 7.2 Indemnification of Other Professionals. The Company Indemnifying Parties hereby agree to indemnify, jointly and severally, to the fullest extent permitted by law, each Other Professional for such Other Professional’s Indemnifiable Percentage of all amounts (including all costs and expenses incurred or paid by such Other Professional that relate to investigating the basis for, or objecting to any claims made in respect of, such Other Professional’s guaranties) that such Other Professional is required to pay pursuant to such Other Professional’s personal guaranties of the obligations of a general partner of any Fund to repay incentive income received by the Company or any of its Affiliates, whether received before or after the date hereof, in the event certain specified return thresholds are not ultimately achieved by such Fund. The Company shall advance to the Other Professionals any amount payable pursuant to this Section 7.2; provided, that if the Other Professional pays any such amount directly, the Company shall reimburse each Other Professional for such indemnifiable amount (pursuant to the immediately preceding sentence) paid by such Other Professional within two business days of receiving reasonable evidence from such Other Professional that he has paid any amount that is covered by the indemnification set forth in this Section 7.2.

Section 7.3 Company Actions. The Company shall (i) cause any new member of the Apollo Operating Group to agree to be bound by this Article VII and (ii) use commercially reasonable efforts to cause any indemnification payments made by the Company Indemnifying Parties hereunder to be made by the members of the Apollo Operating Group prior to any other Company Indemnifying Party making any indemnification payment.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 8.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a) if to the Company, to:

Apollo Global Management, LLC

9 West 57th Street

New York, NY 10019

Attention: John J. Suydam

Telephone: (212) 515-3200

Facsimile: (212) 515-3251

with a copy to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Attention: Harvey M. Eisenberg

Taurie M. Zeitzer

Telephone: (212) 326-2000

Facsimile: (212) 326-2061

(b) if to Holdings, to:

c/o Apollo Global Management, LLC

9 West 57th Street

New York, NY 10019

Attention: Leon D. Black

Marc J. Rowan

Joshua J. Harris

John J. Suydam

Telephone: (212) 515-3200

Facsimile: (212) 515-3251

(c) if to the Shareholders (other than Holdings) or to the Restricted Parties, to their respective addresses set forth on Schedule II.

Section 8.2 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 8.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart. Facsimile counterpart signatures to this Agreement shall be binding and enforceable.

Section 8.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) except (i) for the Investors, who are intended third party beneficiaries solely with respect to Section 2.2, (ii) the Other Professionals, who are intended third party beneficiaries solely with respect to Article V, (iii) each Principal’s Group, and (iv) as provided in Section 5.8, Section 7.1 and Section 7.2, is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 8.5 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 8.6 Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 8.7 Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of (A) the United States District Court for the Southern District of New York or (B) in the event that such court lacks jurisdiction to hear the claim, the state courts of New York located in the borough of Manhattan, New York City (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or to the applicable party hereto at their respective addresses referred to in Section 8.1; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY

FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 8.8 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, the Principals and the holders of a majority of the then outstanding Registrable Securities, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that such amendment or waiver which adversely affects any party to this Agreement and is prejudicial to such party relative to all other parties (other than the Company) cannot be effected without the consent of such party.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.9 Assignment. Without limiting, and subject to, the provisions set forth in Section 2.1, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

APOLLO GLOBAL MANAGEMENT, LLC

By:	AGM Management, LLC, its Manager

By:	BRH Holdings GP, Ltd., its Sole Member

By:	/s/ John J. Suydam
John J. Suydam
Vice President

AP PROFESSIONAL HOLDINGS, L.P.

By:	BRH Holdings GP, Ltd., its General Partner

By:	/s/ John J. Suydam
John J. Suydam
Vice President

BRH HOLDINGS, L.P.

By:	BRH Holdings GP, Ltd., its General Partner

By:	/s/ John J. Suydam
John J. Suydam
Vice President

BLACK FAMILY PARTNERS, L.P.

By:	Black Family GP, LLC, its General Partner

By:	/s/ Leon D. Black
Leon D. Black
Manager

[Apollo Global Management Shareholders Agreement]

MJR FOUNDATION LLC

By:	/s/ Marc J. Rowan
Marc J. Rowan
Manager

/s/ Leon D. Black
Leon D. Black

/s/ Marc J. Rowan
Marc J. Rowan

/s/ Joshua J. Harris
Joshua J. Harris

Agreed and acknowledged solely

in connection with Article VII:

APOLLO PRINCIPAL HOLDINGS I, L.P.

By:	Principal Holdings I GP, LLC, its General Partner

By:	/s/ John J. Suydam
John J. Suydam
Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS II L.P.

By:	Principal Holdings I GP, LLC, its General Partner

By:	/s/ John J. Suydam
John J. Suydam
Vice President and Secretary

[Apollo Global Management Shareholders Agreement]

APOLLO PRINCIPAL HOLDINGS III L.P.

By:	Principal Holdings III GP, LLC, its General Partner

By:	/s/ John J. Suydam
John J. Suydam
Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS IV L.P.

By:	Principal Holdings IV GP, LLC, its General Partner

By:	/s/ John J. Suydam
John J. Suydam
Vice President and Secretary

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLP, its General Partner

By:	/s/ John J. Suydam
John J. Suydam
Vice President and Secretary

APO ASSET CO., LLC

By:	/s/ John J. Suydam
John J. Suydam
Vice President and Secretary

[Apollo Global Management Shareholders Agreement]

APO CORP.

By:	/s/ John J. Suydam
John J. Suydam
Vice President and Secretary

[Apollo Global Management Shareholders Agreement]